Pannell Kerr Forster                                              PKF Worldwide
                                                     7th Floor, Marine Building
                                                               355 Burrard St.,
                                                               Vancouver, B.C.,
                                                                Canada, V6C 2G8
                                                       Telephone: (604)687-1231
                                                        Facsimile:(604)688-4675



                   CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the use in Form SB-2 of GoEnergy Inc., our report dated October 8, 2002 except for note (8)(iii) which is as at March 3, 2003 relating to the balance sheets as at July 31, 2002 and 2001 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended July 31, 2002 and the period from inception (May 2, 2001) through July 31, 2001 of GoEnergy Inc. which appears in such Form SB-2, and to the reference to our Firm in the filing.


"Pannell Kerr Forster"
Chartered Accountants

Vancouver, Canada
March 3, 2003